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                                   PROMISSORY NOTE

$825,000.00                                                   September 30, 1997
                                                               -----------
                                                              Honolulu, Hawaii

         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of BOTTLES PACKAGING INC. ("Payee"), a California corporation, at 10625 Ellis Avenue, Unit "A," Fountain Valley, California 92708, or at such other place or places as it shall designate, the principal sum of EIGHT HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($825,000.00), with interest as follows:

         (c) during the first two years after the Closing, principal will be paid in 24 equal monthly installments of $13,750 on the first day of each calendar month, with no interest, commencing with the first day of the first calendar month after Closing;

         (d) during the subsequent three years, interest and principal will be paid together on the first business day of October of each calendar year, beginning with the first business day of October of the year 2000, in the principal amount of $165,000, plus payment of simple interest accrued at a rate of .417% per month on the then outstanding unpaid principal balance.

         Maker may prepay at any time all or any part of the principal amount of this note without the payment of any penalties or premiums provided that all accrued unpaid interest is paid at the time of any prepayment of principal.

         Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

         IN CASE OF ANY DEFAULT for more than fifteen (15) days in the payment of any installment of principal or interest which shall hereafter become due under the foregoing terms, and the continuance of such default after written notice of default is made, the balance of said principal sum then remaining unpaid, together with all accrued interest thereon, shall, at the option and upon the demand of the holder or holders hereof, become immediately due and payable; and in case steps shall be taken whether by suit or otherwise, to collect any sum or sums which shall hereafter become due under the foregoing terms, Maker further promise(s) to pay all costs thereby incurred, including all reasonable attorneys' fee.

         PRINCIPAL AND INTEREST payable only in lawful money of the United States of America.


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         This Note is secured by a Security Agreement of even date herewith between Maker and Payee and is governed by and shall be construed in accordance with the laws of the State of Hawaii.

                             HAWAIIAN NATURAL WATER COMPANY, INC.

                             By:  /s/ Marcus Bender
                                 ---------------------------------------------
                                 Name:   Marcus Bender
                                       ---------------------------------------
                                 Title:  President
                                       ---------------------------------------

STATE OF HAWAII                  )
                                 )ss.
CITY AND COUNTY OF HONOLULU      )


         On this 29th day of August, 1997, before me personally appeared Marcus Ira Bender, to me personally known, who being by me duly sworn, did say that he is the President of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors, and the said Marcus Ira Bender acknowledged the instrument to be the free act and deed of the corporation.

                                 /s/ [ILLEGIBLE]
                                 ---------------------------------------------
                                 Notary Public, State of Hawaii

                                 My commission expires: March 8, 1999

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